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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Baker, Fentress & Company
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

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     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                           Baker, Fentress & Company
                               Established 1891

SUITE 3510 . 200 WEST MADISON STREET . CHICAGO, ILLINOIS 60606 . (800) BKF-1891

   Supplement to the Proxy Statement for the Annual Meeting of Shareholders

                          To Be Held on April 22, 1999

TO OUR SHAREHOLDERS:

     On March 10, 1999, Baker, Fentress & Company sent to you a Notice and Proxy Statement relating to the annual meeting of shareholders to be held on Thursday, April 22, 1999. At the meeting, you will be asked to elect five directors, ratify or reject the selection of Ernst & Young LLP as independent auditors for the Company, and transact such other business as may properly come before the meeting.

     This letter corrects an error in the line graph on page 11 of the Proxy Statement. The line graph compares the cumulative five year total return of the Company with all closed-end funds and the S&P 500 index. While the table below the graph was correct, due to a printer's error, the graph's legend was inadvertently reversed. The printer will bear all costs relating to this additonal mailing.

     Below is the line graph with the correct legend. The graph compares the Company's annual shareholder return with (i) the annual shareholder return of closed-end investment companies ("Closed-End Funds") reported by Morningstar, Inc.; and (ii) the annual shareholder return of the S&P 500 Index. The chart is based on an investment of $100 on December 31, 1993, and assumes that all dividends and capital gain distributions were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock.




                                         12/31/93   12/31/94   12/30/95   12/29/96   12/31/97  12/31/98
                                         --------   --------   --------   --------   --------  --------
Baker, Fentress & Company                  $100       $ 93       $123       $142       $178      $184
Closed-End Funds                           $100       $ 94       $123       $146       $196      $220
S&P 500 Index                              $100       $101       $139       $171       $229      $294

                                                      [Line graph appears here:]

     We apologize for any confusion or inconvenience that this error may have caused you and look forward to seeing you at the Annual Meeting.

                                    By Order of the Board of Directors
                                    James P. Koeneman
                                    Secretary

Chicago, Illinois
March 15, 1999